Exhibit 99.1


FOR IMMEDIATE RELEASE

         Revlon Announces Launch of New Senior Notes Private Placement

NEW YORK, August 10, 2005 - Revlon, Inc. (NYSE: REV) today announced that its wholly-owned subsidiary, Revlon Consumer Products Corporation ("RCPC"), intends to privately place approximately $75 million in aggregate principal amount of senior notes due 2011. RCPC currently intends the issuance of the notes to be a reopening of and or the same terms as the 9 1/2% senior notes due 2011 issued by RCPC under an indenture dated as of March 16, 2005. If the issuance of the notes is not a reopening, the notes are expected to be issued under a new indenture containing substantially the same terms as the March 16, 2005 indenture.

The net proceeds from the private placement are expected to be used (i) to help fund the Company's previously announced strategic growth initiatives and for general corporate purposes, and (ii) to pay fees and expenses incurred in connection with the private placement.

The notes will be sold only to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The proposed issuance of the new RCPC notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The private placement is expected to be consummated in August 2005, subject to market and other customary conditions. There can be no assurances that the private placement will be consummated.

About Revlon

Revlon Consumer Products Corporation is a wholly owned subsidiary of Revlon, Inc., a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to become the world's most dynamic leader in global beauty and skin care. Websites featuring current product and promotional information can be reached at www.revlon.com and www.almay.com. Corporate investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon, Inc. and RCPC (together, the "Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events, including RCPC's plans to conduct the proposed private placement and to use the proceeds therefrom to help fund its strategic growth initiatives, for general corporate purposes and/or to pay fees and expenses incurred in connection with the private placement. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, 2005 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2005 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs or the inability of RCPC to consummate, in whole or in part, the proposed private placement or to help fund its strategic growth initiatives or general corporate purposes and/or to pay fees and expenses incurred in connection with the private placement.

Investor Relations Contact:                 Media Contact:
Maria A. Sceppaguercio                      Scott Behles
(212) 527-5230                              (212) 527-4718